UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 8, 2007

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 8, 2007, Renasant Corporation (the “Company”) announced that it has agreed to sell 2,400,000 shares of its common stock, par value $5.00 per share (the “Offering”). In connection with the Offering, the Company determined that a temporary suspension of certain purchases of shares of the Company’s stock held in the Renasant Bank 401(k) plan (the “401(k) plan”) was necessary.

On May 8, 2007, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities in connection with the blackout period under the 401(k) plan. The notice stated that the blackout period for the 401(k) plan commenced on May 8, 2007, and is expected to end at the close of business on May 11, 2007. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Notice delivered to directors and executive officers of Renasant Corporation on May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: May 8, 2007	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Notice delivered to directors and executive officers of Renasant Corporation on May 8, 2007.